                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY




                          ASSET CONTRIBUTION AGREEMENT


                             dated as of May 3, 2000


                                  by and among



                             QUADRAMED CORPORATION,

                         QUADRAMED OPERATING CORPORATION

                                       and

                                 CHARTONE, INC.

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
ARTICLE I DEFINITIONS........................................................................3
        Section 1.1 Certain Defined Terms....................................................3
        Section 1.2 Other Definitional Provisions............................................7
        Section 1.3 Parent...................................................................7

ARTICLE II  CONTRIBUTION OF ASSETS...........................................................7
        Section 2.1 Transfer of Assets to Company............................................7
        Section 2.2 Excluded Assets..........................................................9
        Section 2.3 Liabilities and Contracts Assumed by Company.............................9
        Section 2.4 Retained Liabilities and Obligations....................................10
        Section 2.5 Consideration for ROI Assets............................................11
        Section 2.6 Closing.................................................................11
        Section 2.7 Subsequent Documentation................................................11

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT.......................................12
        Section 3.1 Purchase Entirely for Own Account.......................................12
        Section 3.2 Reliance Upon Parent's Representations..................................12
        Section 3.3 Accredited Investor.....................................................12
        Section 3.4 Disclaimer of Warranties................................................12

ARTICLE IV  ADDITIONAL AGREEMENTS...........................................................13
        Section 4.1 Taxes...................................................................13
        Section 4.2 Employees and Employee Benefits.........................................13
        Section 4.3 Access to Properties and Records........................................14
        Section 4.4 Further Action..........................................................14
        Section 4.5 Bulk Sales Compliance...................................................14
        Section 4.6 Assignment of Contracts and Warranties..................................14
        Section 4.7 Section 351 Qualification...............................................15
        Section 4.8 Consent to Assignment of Leases.........................................15
        Section 4.9 Intellectual Property...................................................15
        Section 4.10 Covenants Not To Compete...............................................15

ARTICLE V  SURVIVAL;  INDEMNIFICATION.......................................................17
        Section 5.1 Survival................................................................17
        Section 5.2 Indemnification by Parent...............................................17
        Section 5.3 Indemnification by Company..............................................18
        Section 5.4 Procedures for Indemnification..........................................18
        Section 5.5 Arbitration.............................................................19
        Section 5.6 No Consequential Damages; Exclusive Remedy..............................21
        Section 5.7 Tax Benefit.............................................................21
        Section 5.8 Mitigation..............................................................21


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
ARTICLE VI  GENERAL PROVISIONS..............................................................22
        Section 6.1 Expenses................................................................22
        Section 6.2 Notices.................................................................22
        Section 6.3 Public Announcements....................................................23
        Section 6.4 Headings................................................................23
        Section 6.5 Severability............................................................23
        Section 6.6 Entire Agreement........................................................23
        Section 6.7 Assignment..............................................................24
        Section 6.8 No Third-Party Beneficiaries............................................24
        Section 6.9 Waivers and Amendments..................................................24
        Section 6.10 Specific Performance...................................................24
        Section 6.11 Governing Law..........................................................24
        Section 6.12 Counterparts...........................................................24


EXHIBITS

    A          Administrative Services Agreement
    B          Amended and Restated Charter
    C          Assignment and Assumption Agreement
    D          Bill of Sale
    E-1        ChartOne Demand Note A
    E-2        ChartOne Demand Note B
    F-1        ROI Business
    F-2        Company Business
    G-1        EDM License Agreement
    G-2        Secure Sign-On License Agreement
    G-3        ChartEngine License Agreement


DISCLOSURE SCHEDULES

     1.1       Permitted Encumbrances
     2.1(a)    Included Assets
     2.1(b)    Assumed Contracts
     2.1(c)    Technology & Licenses from Health + Cast LLC
     2.1(d)    Assumed Permits
     2.1(k)    Intellectual Property
     2.2       Excluded Assets
     2.3(e)    Assumed Actions
     2.4       Excluded Liabilities
     4.2(a)    Excepted Employees


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


                          ASSET CONTRIBUTION AGREEMENT


        ASSET CONTRIBUTION AGREEMENT, dated as of May 3, 2000, by and among QUADRAMED CORPORATION, a Delaware corporation ("QM"), QUADRAMED OPERATING CORPORATION, a Delaware corporation and wholly-owned subsidiary of QM ("QMOC," and collectively with QM, "Parent"), and CHARTONE, INC., a Delaware corporation ("Company").

                                    RECITALS:

        WHEREAS, Parent owns and operates release of information, file management, on-site staffing, and off-site storage businesses based in San Jose, California;

        WHEREAS, Parent desires to transfer such businesses to Company, a wholly-owned subsidiary of QMOC; and

        WHEREAS, to effect such transfer, the parties desire that Parent will transfer and assign certain assets and liabilities comprising such businesses to Company in exchange for consideration to be paid to QMOC consisting of demand notes of Company in the aggregate principal amount of $11,950,000, 2,130,000 shares of Series B Preferred Stock of Company and 1,200,000 shares of Series C Preferred Stock of Company.

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, Parent and Company hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        Section 1.1 Certain Defined Terms

        As used in this Agreement, the following terms have the following meanings:

        "Action" means any claim, action, suit, arbitration or proceeding by or before any Governmental Authority or arbitrator.

        "Administrative Services Agreement" means an interim administrative service agreement substantially in the form of Exhibit A.

        "Affiliate" means, when used with respect to a specified Person, another Person that, either directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified; provided that for purposes of this Agreement, an Affiliate of Parent shall not include Company or any subsidiary of Company, and an Affiliate of Company shall only include the direct subsidiaries of Company.

        "Agreement" means this Asset Contribution Agreement dated as of May 3, 2000 by and between Parent and Company (including the Exhibits and Disclosure Schedules hereto) and all amendments hereto.

        "Amended and Restated Charter" means the amended and restated certificate of incorporation of Company, substantially in the form of Exhibit B.

        "Assignment and Assumption Agreement" means an assignment and assumption agreement substantially in the form of Exhibit C.

        "Assumed Contracts" has the meaning specified in Section 2.1.

        "Assumed Liabilities" has the meaning specified in Section 2.3.

        "Assumed Permits" has the meaning specified in Section 2.1.

        "Bill of Sale" means a bill of sale substantially in the form of Exhibit D.

        "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in the State of California or the State of New York.

        "Business Employee" has the meaning specified in Section 4.2(a).

        "ChartOne Demand Note A" means that certain Demand Promissory Note, to be made by Company for the benefit of QMOC on the Closing Date, in the principal amount of $9,950,000, substantially in the form of Exhibit E-1.

        "ChartOne Demand Note B" means that certain Demand Promissory Note, to be made by Company for the benefit of QMOC on the Closing Date, in the principal amount of $2,000,000, substantially in the form of Exhibit E-2.

        "ChartOne Demand Notes" means ChartOne Demand Note A and ChartOne Demand Note B.

        "Closing" has the meaning specified in Section 2 .7.

        "Closing Date" has the meaning specified in Section 2.7.

        "Common Stock" means the Common Stock, par value $0.001 per share, of Company.

        "Company's Arbitrator" has the meaning specified in Section 5.5(c).

        "Contract" means and includes all contracts, subcontracts, agreements, leases, options, notes, bonds, mortgages, indentures, deeds of trust, collateral assignments of lease and rights, guarantees, licenses, franchises, purchase orders, sales orders and commitments of every kind, written or oral.


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        "Disclosure Schedules" means the Disclosure Schedules delivered to
Company by Parent pursuant to this Agreement.

        "Disputes" has the meaning specified in Section 5.5(a).

        "Disputing Person" has the meaning specified in Section 5.5(b).

        "Employee Benefit Plan" has the meaning specified in Section 4.2(b).

        "Encumbrance" means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use or other encumbrance of any kind.

        "Environmental Law" means any Law relating to pollution, natural resources or protection of the environment.

        "Excluded Assets" has the meaning specified in Section 2.2.

        "Excluded Liabilities" has the meaning specified in Section 2.4.

        "Final Determination" has the meaning specified in Section 5.5(e).

        "GAAP" means United States generally accepted accounting principles.

        "Governmental Authority" means any United States federal, state or local government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

        "Hazardous Materials" means any chemical, substance or waste regulated or identified as toxic or hazardous under any Environmental Law or petroleum, including crude oil or any fraction, or natural gas, including liquids and synthetic gas usable for fuel.

        "Health+Cast" means Health+Cast, L.L.C., a Delaware corporation.

        "Health+Cast Guaranty" means the Commercial Guaranty, dated September 29, 1998, issued by Parent to Imperial Bank in the principal amount of Twelve Million Five Hundred Dollars ($12,500,000) securing the obligations of Health+Cast to Imperial Bank.

        "Income Taxes" means all (x) Taxes based upon, measured by, or calculated with respect to (i) gross or net income or gross or net receipts or profits (including, but not limited to, any capital gains, minimum taxes and any Taxes on items of tax preference, but not including sales, use, goods and services, real or personal property transfer or other similar Taxes) or (ii) multiple bases (including, but not limited to, corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based upon, measured by, or calculated with respect to, is described in clause (i) above and (y) withholding taxes measured by, or calculated with respect to, any payments or distributions.


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        "Intellectual Property" means: (i) the service mark "CHARTONE," (ii) the domain names listed in Schedule 2.1(o) and (iii) the Software.

        "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

        "Knowledge of Parent" means the actual knowledge after reasonable inquiry of John V. Cracchiolo, Keith M. Roberts, Ivar S. Chhina, James Durham, Brian Moriarty, Michael Sanderson and Sharad Patel.

        "Law" means any United States federal, state, local statute, law, ordinance, regulation, rule, code, order or rule of common law.

        "Leases" means all real property leases, subleases and occupancy agreements related exclusively to the ROI Business, together with any amendments thereto, a complete list of which is set forth on Schedule 2.1(b).

        "License Agreements" means the license agreements with respect to each of the "EDM," "Secure Sign-On" and "ChartEngine" software, substantially in the form of Exhibits G-1, G-2 and G-3, respectively.

        "Licenses" means all of the licenses, permits and other governmental authorizations required for the operation of the ROI Business.

        "Material Adverse Effect" means any change, circumstance, or effect that is materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the ROI Division, or prospects of the business of the ROI Division as it is currently being conducted; provided, however, that any adverse change, circumstance or effect that is primarily caused by conditions affecting the United States economy as a whole or that affects Parent but does not directly affect the ROI Division shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect".

        "Material Contracts" means each of the following contracts to which Parent or any of its Affiliates is a party as of the date hereof and which exclusively relates to the ROI Division:

                (i) each contract and agreement for the purchase of goods or for the furnishing of services to Parent or Company under the terms of which Parent or Company is obligated to pay or otherwise give consideration of more than $100,000 in any 12 month period;

                (ii) each contract and agreement for the sale of goods or services by Parent or Company which is likely to involve payment to Parent or Company of more than $100,000 in any twelve (12) month period;

                (iii) all contracts and agreements relating to indebtedness for borrowed money in excess of $100,000 of Parent or Company;


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                (iv) all contracts and agreements that limit or purport to limit the ability of Parent or Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

                (v) each lease of real property involving more than 1,000 square feet;

                (vi) each lease of personal property involving more than $100,000 in the aggregate of rent over any 12 month period;

                (vii) each contract for engagement as an independent contractor of any Person on a full-time, part-time, consulting or other basis requiring Parent to make payments of more than $75,000 in the aggregate over any 12-month period, other than any contract that is terminable at will;

                (viii) each contract or indenture mortgaging, pledging or otherwise placing a material Encumbrance on any of the ROI Assets with value in excess of $25,000;

                (ix) any material license agreement, other than any license agreement for standard office software;

                (x) any other contract which is material to the ROI Division which obligates Parent or Company to make payments in excess of $100,000 in the aggregate over any twelve (12) month period.

        "Notice of Arbitration" has the meaning specified in Section 5.5(b).

        "Parent Event of Breach" has the meaning specified in Section 5.2.

        "Parent Indemnitee" has the meaning specified in Section 5.3.

        "Parent Losses" has the meaning specified in Section 5.3.

        "Parent's Arbitrator" has the meaning specified in Section 5.5(c).

        "Permitted Encumbrances" means such of the following as to which no notice has been received or enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable or the validity of which is being contested in good faith; (b) Encumbrances that arise by operation of law, such as materialmen's, mechanics', workmen's', repairmen's. warehousemen's and carrier's liens and other similar liens arising in the ordinary course of business; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations and (d) the Encumbrances listed on Schedule 1.1.

        "Person" means any individual, partnership, firm, corporation, association, trust, limited liability company, unincorporated organization, Governmental Authority or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.


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        "Return" means any report, return, declaration or other filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes including any amendments thereto.

        "ROI Assets" has the meaning specified in Section 2.1.

        "ROI Business" means the release of information, file management, on-site staffing, and off-site storage businesses of Parent, all as more fully described in Exhibit F-1.

        "ROI Division" means the ROI Assets and the ROI Business.

        "ROI Division Financial Statements" means the unaudited balance sheet of the ROI Division as of, and the unaudited statement of income for, (i) the year ended December 31, 1999 and (ii) the quarter ended March 31, 2000.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Series B Preferred Stock" means the Series B Convertible Preferred Stock, par value $0.01 per share, of Company.

        "Series C Preferred Stock" means the Series C Convertible Preferred Stock, par value $0.01 per share, of Company.

        "Software" means the software assigned or licensed to the Company pursuant to the Software Assignment Agreement and the License Agreements, in source or object code form, including all corresponding documentation.

        "Software Assignment Agreement" means the assignment conveying from Parent to Company the internally-developed software assets set forth on Schedule 2.1(k).

        "Tax" or "Taxes" means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

        "Tax Return" means all federal, state, local and foreign returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes, including any amendments thereto.

        "Transaction Documents" means this Agreement, the Administrative Services Agreement, the Assignment and Assumption Agreement, the Bill of Sale and the License Agreements.


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        Section 1.2 Other Definitional Provisions

        Unless the context requires otherwise, references to "Articles" and "Sections" are to the Articles or Sections of this Agreement, and references to "Exhibits" and "Schedules" are to the Exhibits and Schedules annexed hereto. Any of the terms defined in this Article 1 may, unless the context requires otherwise, be used in the singular or the plural depending on the reference. Wherever used herein, the masculine pronoun shall include the feminine and the neuter, as appropriate in the context. With respect to any matter or thing, "including" or "includes" means including but not limited to such matter or thing.

        Section 1.3 Parent

        "Parent" shall mean QM and QMOC collectively, and any liability assumed or obligation undertaken by Parent hereunder shall be the joint and several liability or obligation of QM and QMOC.

                                   ARTICLE II

                             CONTRIBUTION OF ASSETS

        Section 2.1 Transfer of Assets to Company

        Subject to the terms and conditions of this Agreement, at the Closing, Parent shall transfer, convey, assign and deliver to Company, and Company shall accept from Parent, free and clear of any Encumbrances, other than Permitted Encumbrances, all of Parent's right, title and interest in and to all of the assets of Parent, tangible or intangible, exclusively related to and used exclusively by the ROI Business, as they exist as of the Closing Date, together with all accrued benefits and rights pertaining thereto, including those assets set forth on Schedule 2.1 and all of the following assets (collectively, the "ROI Assets"):

        (a) all furniture, office and computer equipment, machinery, tools, spare parts, automobiles and other vehicles, and other tangible personal property in each case used exclusively in the operation of the ROI Business, including those items described on Schedule 2.1(a) (other than those items disposed of in the ordinary course of business since March 31, 2000);

        (b) all of Parent's interest in and to all of the Contracts exclusively related to the ROI Business (the "Assumed Contracts"), including all Material Contracts, a complete list of such Material Contracts being set forth on
Schedule 2.1(b);

        (c) all of Parent's interest in and to the technology and prepaid licenses from Health+Cast, L.L.C., as more fully described on Schedule 2.1(c);

        (d) all of Parent's interest in and to all Permits used exclusively in the operation of the ROI Business (the "Assumed Permits"), including those described on Schedule 2.1(d);


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        (e) all accounts receivable, notes receivable, prepaid expenses and other receivables arising in each case exclusively out of the ROI Business and outstanding as of the Closing Date;

        (f) all raw materials, work-in-process, finished goods, supplies and other inventories in each case intended for use or sale by the ROI Business;

        (g) all claims, demands, causes of action, judgments and decrees in favor of Parent arising exclusively out of the ROI Business;

        (h) cash in an aggregate amount equal to $2,125,000;

        (i) all books of account, financial, business and operational records exclusively relating to the ROI Business, including customer and supplier lists, accounts and records, forms and office supplies, advertising and promotional literature, price lists, records of former employees of Parent who accept employment with Company, and manuals in each case relating exclusively to the ROI Business (but expressly excluding Tax Returns);

        (j) to the extent not otherwise set forth in this Section 2.1, all assets set forth on the face of the March 31, 2000 balance sheet included in the ROI Division Financial Statements, except such assets as shall have been disposed of in the ordinary course of business since March 31, 2000;

        (k) all of Parent's interest in and to all databases, software, software programs, object codes, source codes, systems documentation and user manuals used exclusively with the ROI Business, and all proprietary information, trade secrets, research records, test information, market surveys, marketing know how, inventions, processes and procedures owned or licensed to the Parent and used exclusively in connection with the ROI Business, including those listed on
Schedule 2.1(k);

        (l) all of the Parent's claims, refunds, causes of action, chooses in action, rights of recovery and rights of setoff of any kind exclusively relating to the ROI Business;

        (m) the right to receive and retain mail, accounts receivable payments and other communications exclusively relating to the ROI Business;

        (n) the right to bill and receive payment for products shipped or delivered and services performed by the ROI Division but unbilled or unpaid as of the Closing;

        (o) to the extent transferable, all telephone numbers (e.g., toll free numbers), fax numbers, Internet addresses and similar numbers or addresses related to the ROI Business;

        (p) all other assets, properties, and rights of every kind used exclusively in the ROI Business, on the Closing Date, known or unknown, fixed or unfixed, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement.


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

        (q) 100% of the issued and outstanding shares of capital stock of American Chart Guard Corporation, a Texas corporation ("ACGC"), consisting of 1,000 shares of common stock, $0.01 par value per share, of ACGC (the "ACGC Shares").

        Section 2.2 Excluded Assets

        Notwithstanding any other provision of this Agreement, the term "ROI Assets" shall not include, and Company shall not acquire hereunder: (A) any cash or cash equivalents except as expressly provided in Section 2.1, (B) any refunds, credits or other tax benefits with respect to any Taxes or any claims therefor, (C) policies of insurance, fidelity, surety and similar bonds, and the coverages afforded thereby, (D) any books of original financial entry and internal accounting documents and records relating to the ROI Business that Parent is required to retain pursuant to Law and any other books and records relating to the ROI Business that Parent is required to retain pursuant to Law (which Company shall have the right to copy and inspect), (E) the equity interests, security interests and claims, demands and causes of action relating to (i) the Health+Cast, LLC investment agreement and related documents listed in
Schedule 2.2, and (ii) the Non-Exclusive Reseller Agreement by and between Parent and Health+Cast, dated September 29, 1998, (F) the "Secure Sign-On" and "EDM" software, as more fully described in Schedule 2.2, except for the rights thereto conferred pursuant to the License Agreements, (G) the "One Look" service mark and the "MPI" software and (H) any assets of Parent not described in
Section 2.1 (collectively, the "Excluded Assets").

        Section 2.3 Liabilities and Contracts Assumed by Company

        Subject to the terms and conditions of this Agreement, at the Closing Company shall assume and become responsible to pay, perform and discharge as if the ROI Business had been operated by Company from the commencement thereof and had never been owned by Parent, all of the debts, obligations and liabilities arising out of or relating to the ROI Division, whether known or unknown, fixed or unfixed, accrued, absolute, contingent or otherwise whether existing on the Closing Date or arising at any time or arising theretofore or thereafter, and (except for pending or, to the Knowledge of Parent, threatened Actions, all of which are disclosed on Schedule 2.3(e)) whether or not such debts, obligations and liabilities shall have been disclosed herein or reflected on the books and records of the ROI Division, including the following debts, obligations, and liabilities of Parent (collectively, the "Assumed Liabilities"):

        (a) all debts, obligations and liabilities with respect to the Material Contracts and any other Assumed Contract;

        (b) all accounts payable, including all obligations of Parent under the Leases, arising out of or exclusively related to the ROI Division;

        (c) all debts, obligations and liabilities with respect to the Assumed Permits; and

        (d) all debts, obligations and liabilities of Parent with respect to the Health+Cast Guaranty, in an amount not to exceed $12,500,000;


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

        (e) all debts, obligations and liabilities of Parent with respect to (i) the Actions described on Schedule 2.3(e) and (ii) any other Actions (A) arising in the ordinary course of business after the date hereof, (B) not listed on
Schedule 2.4 and (C) not pending or, to the Knowledge of Parent, not threatened against the ROI Division, Parent or any of its Affiliates as of the date hereof; and

        (f) all liabilities and obligations relating to the employees of the ROI Business other than as expressly provided in Section 2.4 hereof.

        Upon assumption by Company of the Assumed Liabilities, Company shall be entitled to all of Parent's rights and benefits thereunder, and Company shall relieve Parent of its obligations to perform the same.

        Section 2.4 Retained Liabilities and Obligations

        Anything in this Agreement to the contrary notwithstanding, Parent shall be responsible for all of the liabilities and obligations not hereby expressly assumed by Company and Company shall not assume, or in any way be liable or responsible for, any liabilities or obligations of Parent that are not expressly assumed by Company under Section 2.3 hereof (the "Excluded Liabilities"). Without limiting the generality of the foregoing, the Excluded Liabilities shall include: (A) any liability or obligation under Contracts or other agreements to which Parent is a party or by or to which it or any of its assets, properties or rights are bound or subject but which are not Assumed Contracts; (B) any liability or obligation arising out of the employment by Parent or any of its Affiliates of any employees, whether before or after the Closing Date, other than any such employment liability or obligation which relates to the employees of the ROI Business (excluding any such liability relating to the employee benefit plans described in clause (F) below, or any severance obligation in respect of any employee of Parent terminated in connection with the transactions contemplated by this Agreement); (C) any liability or obligation of Parent owing to any stockholder, subsidiary or Affiliate thereof; (D) any liabilities related to (i) Income Taxes of the Parent, (ii) Taxes attributable to the transfer of the ROI Assets pursuant to this Agreement, (iii) Taxes attributable to periods ending on or prior to the Closing Date (except for sales taxes for products sold by the ROI Division), (iv) Taxes of any person other than the Parent pursuant to an agreement or otherwise and (v) any Taxes for which Company may be liable under Treas. Reg Section 1.1502-6 or similar provisions of state or foreign law;
(E) any liability or obligation arising under any Environmental Law attributable to or incurred as a result of any acts, omissions, or conditions first occurring or in existence as of or prior to the Closing Date, including, but not limited to, any liability or obligation with respect to the generation, release, handling, discharge, treatment, storage, disposal, or presence of Hazardous Materials; (F) except with respect to any contribution obligations directly related to any Transferred Employee's period of coverage under or participation in any 401(k) plan, any liability or obligation of Parent or any of its Affiliates under any and all employee benefit arrangements or practices providing retirement benefits, stock options, stock purchase rights or, in connection with the transactions contemplated by this Agreement, severance; (G) any obligations or liabilities in respect of written employment agreements relating to the employment of any employee of Parent (with the exception of contracts for the engagement of independent contractors); (H) any liability,


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

obligation or debt of Parent with respect to any Action (i) listed on Schedule
2.4 or (ii)(a) pending or, to the Knowledge of Parent, threatened against the ROI Division, Parent or any of its Affiliates as of the Closing Date and (b) not listed on Schedule 2.3(e); (I) except for the assumption by Company of all Parent's debts, obligations and liabilities under the Health+Cast Guaranty (in an amount not to exceed $12,500,000), any claim or cause of action by any party in connection with any transaction, agreement or business relationship between Parent and Health+Cast, or between the ROI Division and Health+Cast; (J) any intercompany liabilities; and (K) liabilities exclusively arising out of or related to any of the Excluded Assets.

        Section 2.5 Consideration for ROI Assets

        In exchange for the transfer by Parent to Company of the ROI Assets, Company shall issue to QMOC (i) the ChartOne Demand Notes, (ii) 2,130,000 shares of Series B Preferred Stock and (iii) 1,200,000 shares of Series C Preferred Stock.

        Section 2.6 Closing

        Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m., San Francisco time, on the date hereof at the offices of Pillsbury Madison & Sutro LLP, 50 Fremont Street, San Francisco, California, or at such other time or on such other date or at such other place as Company and Parent may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date"). At the Closing:

        (a) The Amended and Restated Charter shall have been filed with the Delaware Secretary of State;

        (b) Parent shall execute and deliver to Company the Bill of Sale;

        (c) Parent shall transfer the ACGC Shares to Company, and Company shall accept the ACGC Shares from Parent;

        (d) Company shall issue to QMOC the ChartOne Demand Notes and shall issue and deliver to QMOC certificates representing 2,130,000 shares of Series B Preferred Stock and 1,200,000 shares of Series C Preferred Stock; and

        (e) Parent and Company shall execute and deliver to each other the Assignment and Assumption Agreement, the Administrative Services Agreement and the License Agreements.

        Section 2.7 Subsequent Documentation

        Parent shall, at any time and from time to time after the Closing Date, upon the request of Company and at the expense of Parent, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further deeds, assignments, transfers and conveyances as may be required for the better assigning, transferring, granting, conveying and confirming to Company or its successors and assigns, or for aiding and assisting in collecting and reducing to possession, any or all of the ROI Assets. Company shall, at any time and from time to time after the Closing Date, upon the request of Parent and at the expense of Company, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acknowledgments, agreements and other documents as may be required for the better assignment to and assumption by Company or its successors and assigns, of any or all of the ROI Liabilities.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent hereby represents and warrants to Company as follows:

        Section 3.1 Purchase Entirely for Own Account

        This Agreement is made with Parent in reliance upon Parent's representation to Company, which by Parent's execution of this Agreement Parent hereby confirms, that the Series B Preferred Stock and the Series C Preferred Stock to be acquired by QMOC and the Common Stock issuable upon conversion thereof will be acquired for investment for QMOC's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that QMOC has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Parent further represents that QMOC does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any shares of such Series B Preferred Stock, Series C Preferred Stock or Common Stock.

        Section 3.2 Reliance Upon Parent's Representations

        Parent understands that the Series B Preferred Stock and the Series C Preferred Stock are not, and any Common Stock acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to section 4(2) thereof, and that Company's reliance on such exemption is based on Parent's representations set forth herein.

        Section 3.3 Accredited Investor

        Parent is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

        Section 3.4 Disclaimer of Warranties.

        Other than as specifically set forth in this Agreement, Parent makes no representation or warranty. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING

IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

        Section 4.1 Taxes

        (a) Any sales, use or transfer taxes payable by reason of the sale and transfer of any of the ROI Assets hereunder (other than income taxes) shall be borne by Parent.

        (b) Parent agrees to timely file all Returns relating to the Taxes referred to in subsection (a) above, after the review and consent of Company, such consent not to be unreasonably withheld, and shall timely remit on behalf of itself and Company all such Taxes reported on such Tax Returns or otherwise due.

        (c) Within 30 days after the Closing Date, Company shall propose an allocation of the consideration and any Assumed Liabilities, to the extent of any gain recognized to Parent under Section 351 of the Internal Revenue Code attributable to the status of such consideration or Assumed Liabilities as "other property" within the meaning of Section 351(b) of the Internal Revenue Code, among the ROI Assets (the "Allocation"). Parent and Company agree to act in accordance with the Allocation on any Tax Returns or similar filings to the extent Parent consents to such allocation, which consent shall not be unreasonably withheld. In the event that any Tax authority disputes the Allocation, Parent or Company, as the case may be, shall promptly notify the other party of the nature of such dispute.

        Section 4.2 Employees and Employee Benefits

        (a) Except as set forth on Schedule 4.2(a), as of the Closing Date each individual whose service primarily relates to the ROI Business on the date hereof (a "Business Employee") and who is actively employed in the ROI Business as of the Closing Date or on approved leave on the Closing Date because of jury duty, family or medical leave, sick leave, vacation or military duty shall be employed by Company effective on the Closing Date at the same rate of salary or base hourly wage rate as paid by Parent or its Affiliates immediately prior to the Closing Date. Each Business Employee who continues employment with Company on and after the Closing Date is referred to herein as a "Transferred Employee." Parent hereby agrees that neither Parent nor any of its Affiliates shall, at any time prior to the second anniversary of the Closing Date solicit for employment any Transferred Employee, other than pursuant to a general public solicitation. Company hereby agrees that neither Company nor any of its Affiliates shall, at any time prior to the second anniversary of the Closing Date, solicit for employment any employee of parent or any of its Affiliates (excluding any Transferred Employee), other than pursuant to a general public solicitation. Except as provided otherwise in this Section 4.2 or the terms of any employment agreement between Company and any Transferred Employee, the terms of each Transferred Employee's employment with Company shall be upon such terms and conditions as Company, in its sole discretion, shall determine. Nothing herein expressed or implied by this Agreement shall confer upon any Transferred Employee, or legal representative thereof, any rights or remedies, including, without limitation, any right to employment, or for any specified period, of any nature or kind whatsoever, under or by reason of this Agreement.

        (b) Effective as of the Closing Date, Parent and Company shall take all such actions as are necessary to cause Company to adopt, as a participating employer, the employee benefit plans that are sponsored by Parent immediately prior to the Closing Date for the benefit of the Transferred Employees (the "Employee Benefit Plans"). Participation in the Employee Benefit Plans by the Transferred Employees will continue on and after the Closing Date without interruption on the same terms as then in effect for each such Transferred Employee who was participating in such plans immediately prior to the Closing Date. The Company and its Affiliates shall be responsible for all obligations and liabilities relating to any Transferred Employee's period of coverage under or participation in such Employee Benefit Plans on and after the Closing Date.

        Section 4.3 Access to Properties and Records

        From and after the Closing, Parent shall afford to Company, and to the accountants, counsel and representatives of Company, full access during normal business hours to all books and records of Parent relating to the ROI Business during the period prior to the Closing, for purposes of performing periodic audits of the financials of Company and shall furnish promptly to Company all other information concerning the ROI Business, its properties and its personnel as Company may reasonably request.

        Section 4.4 Further Action

        Subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its reasonable efforts to deliver or cause to be delivered such documents and other papers and to take or cause to be taken such further actions as may be necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby.

        Section 4.5 Bulk Sales Compliance

        Company hereby waives compliance by Parent with any applicable laws relating to bulk transfers in connection with the transactions contemplated hereby. Parent shall indemnify Company with respect to any failure to comply with such bulk transfer laws.

        Section 4.6 Assignment of Contracts and Warranties

        Notwithstanding anything contained herein to the contrary, no Assumed Contract shall be assigned contrary to law or the terms of such Assumed Contract and, with respect to Assumed Contracts that cannot be assigned to Company at the Closing Date, the performance obligations of Parent thereunder shall, unless not permitted by such Assumed Contract, be deemed to be subleased or subcontracted to Company until such Assumed Contract has been assigned. Parent and Company shall (i) use reasonable efforts to obtain all necessary consents and (ii) cooperate with each other in any arrangement designed to provide to Company the benefits (including the exercise of rights) under any such Assumed Contracts, including enforcement for the benefit of Company (and at Company's expense) of any and all rights of Parent against a third party thereto arising out of the breach or cancellation by such third party or otherwise. Parent shall (i) hold all monies paid thereunder in trust for the account of Company and (ii) remit all such money without set-off of any kind whatsoever to Company as promptly as possible. Company shall indemnify Parent with respect to any obligations or liabilities under or respect to any of such Assumed Contracts.

        Section 4.7 Section 351 Qualification

        Parent and Company shall each use its reasonable best efforts to cause the transactions contemplated by this Agreement, including the transfer of the ROI Assets to Company, to qualify under Section 351 of the Internal Revenue Code.

        Section 4.8 Consent to Assignment of Leases

        Notwithstanding any provision of Section 4.6 hereto to the contrary, Parent and Company shall use reasonable efforts to obtain the consent of each lessor or sublessor under each of the Leases within thirty (30) days following the date hereof.

        Section 4.9 Intellectual Property

        Parent will not use, seek to register, register or authorize others to use, seek to register or register the Intellectual Property or any other intellectual property substantially or confusingly similar thereto anywhere in the world and will not challenge Company's right to use, seek to register or register the Intellectual Property anywhere in the world.

        Section 4.10 Covenants Not To Compete

        (a) Covenant of Parent.

                (i) Parent agrees that for the period commencing on the Closing Date and ending on the first anniversary of the Closing Date (such period is hereinafter referred to as the "Restricted Period"), Parent shall not anywhere in North America participate or engage, directly or indirectly, for itself or on behalf of or in conjunction with any Person, whether as an employee, agent, officer, consultant, director, shareholder, partner, joint venturer, investor or otherwise, in the Company Business; provided, however, that the foregoing shall not prohibit the ownership by Parent of an equity interest in Company or other equity securities of a public company in an amount not to exceed 2% of the issued and outstanding shares of such company. For purposes of this Section 4.10(a), the "Company Business" means the business activities described on Exhibit F-2 hereto.

                (ii) Parent acknowledges that the agreements and covenants contained in this Section 4.10(a) are essential to protect the value of the ROI Assets being conveyed to Company. Parent agrees that a monetary remedy for a breach of the agreements set forth in this Section 4.10(a) will be inadequate and impracticable and further agree that such a breach would cause Company irreparable harm, and that Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, Parent agrees that Company shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent jurisdiction shall determine.

                (iii) If any provision of this Section 4.10(a) is invalid in part, it shall be curtailed, as to time, location or scope, to the minimum extent required for its validity under the laws of the United States and shall be binding and enforceable with respect to Parent as so curtailed.

                (iv) Parent acknowledges that the Company Business is or may be conducted throughout the United States and that its clients are or may be located throughout the United States and that a business competitive with Company may be carried on anywhere within these areas as a result of the unique use of Internet, telephonic, technologic and other advanced communications techniques. Parent recognizes and acknowledges that the restrictions and limitations set forth in this Agreement are legitimate and fair in light Parent's access to confidential information relating to Company, Parent's substantial contacts with clients of Company and Company's need to market its services and products.

        (b) Covenant of Company.

                (i) Company agrees that for the Restricted Period, Company shall not anywhere in North America participate or engage, directly or indirectly, for itself or on behalf of or in conjunction with any Person, whether as an employee, agent, officer, consultant, director, shareholder, partner, joint venturer, investor or otherwise, in the Parent Business; provided, however, that the foregoing shall not prohibit the ownership by Company of the Shares or other equity securities of a public company in an amount not to exceed 2% of the issued and outstanding shares of such company. For purposes of this
        Section 4.10(b), the "Parent Business" means professional services, consulting, installation, training and education in the following areas of the healthcare industry: financial and clinical decision support; coding and grouping; abstracting; compliance; accounts receivable and cash management; managed care payment review; capitation audits, charge data master review; nurse staffing/acuity/resource management; electronic data interchange (EDI); business office interim department management and outsourcing.

                (ii) Company acknowledges that the agreements and covenants contained in this Section 4.10(b) are essential to protect the value of the assets of Parent from and after the Closing. Company agrees that a monetary remedy for a breach of the agreements set forth in this Section 4.10(b) will be inadequate and impracticable and further agree that such a breach would cause Parent irreparable harm, and that Parent shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, Company agrees that Parent shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent jurisdiction shall determine.

                (iii) If any provision of this Section 4.10(b) is invalid in part, it shall be curtailed, as to time, location or scope, to the minimum extent required for its validity under the laws of the United States and shall be binding and enforceable with respect to Company as so curtailed.

                (iv) Company acknowledges that the Parent Business is or may be conducted throughout the United States and that its clients are or may be located throughout the United States and that a business competitive with Parent may be carried on anywhere within these areas as a result of the unique use of Internet, telephonic, technologic and other advanced communications techniques. Company recognizes and acknowledges that the restrictions and limitations set forth in this Agreement are legitimate and fair in light Company's access to confidential information relating to Parent, Company's substantial contacts with clients of Parent and Parent's need to market its services and products.

                                    ARTICLE V

                            SURVIVAL; INDEMNIFICATION

        Section 5.1 Survival

        All representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive until March 31, 2002.

        Section 5.2 Indemnification by Parent

        Notwithstanding the Closing or the delivery of the ROI Assets and regardless of any investigation at any time made by or on behalf of Company or of any knowledge or information that the Company may have, Parent shall indemnify and fully defend, save and hold Company and its respective Affiliates, directors, officers and employees (the "Company Indemnitees"), harmless if any Company Indemnitee shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys' fees incurred by the Company Indemnitees in any action or proceeding between Parent and the Company Indemnitees or between the Company Indemnitees and any third party or otherwise), deficiency, interest, penalty, impositions, assessments or fines (collectively, "Company Losses") arising out of or resulting from, or shall pay or become obliged to pay any sum on account of, any and all the Parent Events of Breach. As used herein, "Parent Event of Breach" shall be and mean any one or more of the following:

                (a) any failure of Parent duly to perform or observe any term provision, covenant, agreement contained herein on the part of Parent be performed or observed;

                (b) any claim or cause of action by any party against any Company Indemnitee, with respect to the Excluded Liabilities or the Excluded Assets;

                (c) any claims brought by Health+Cast or any other third party in connection with any failure of Parent to assign to Company, or to obtain consent from Health+Cast as to the assignment to Company of, as of the date hereof, (i) the Non-Exclusive Reseller Agreement by and between Parent and Health+Cast, dated September 29, 1998 or (ii) the Non-Exclusive License Agreement by and between Parent and Health+Cast, dated March 31, 1999; or

                (d) any withdrawal liability (imposed under Section 4201 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) in connection with the transactions contemplated by this Agreement.

        Section 5.3 Indemnification by Company

        Notwithstanding the Closing or the delivery of the ROI Assets, Company shall indemnify and agree to fully defend, save and hold Parent and its Affiliates, directors, officers and employees (the "Parent Indemnitees"), harmless if any Parent Indemnitee shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys' fees incurred by the Parent Indemnitees in any action or proceeding between Company and the Parent Indemnitees or between the Parent Indemnitees and any third party or otherwise), deficiency, interest, penalty, impositions, assessments or fines (collectively, "Parent Losses") arising out of or resulting from, or shall pay or become obligated to pay any sum on account of, any and all Company Events of Breach. As used herein, "Company Events of Breach" shall be construed to be and mean any one or more of the following:

                (a) any failure of Company duly to perform or observe any term, provision, covenant or agreement contained herein on the part of Company to be performed or observed after the Closing Date; or

                (b) any claim or cause of action by any party against any Parent Indemnitee with respect to the ROI Assets or Assumed Liabilities.

        Section 5.4 Procedures for Indemnification

        If a party entitled to indemnification pursuant to this Article V (an "Indemnified Party") becomes aware of any liability, loss, damage, claim, cost or expense with respect to which a claim for indemnification may be asserted pursuant to this Article V, or if any claim is made by a third Person or any suit, action, investigation, claim or proceeding (a "Proceeding") commenced for which the Indemnified Party shall seek indemnity from the Indemnifying Party, the Indemnified Party shall, with reasonable promptness, give to such Indemnifying Party written notice of such Proceeding and request the Indemnifying Party to defend the same, provided, however, that the failure of an Indemnified Party to deliver such written notice with reasonable promptness shall not be deemed to bar or otherwise limit the rights of the Indemnified Party hereunder unless such failure materially prejudices the rights or defenses of the Indemnifying Party. The Indemnifying Party agrees to defend such claim, action or proceeding at its own expense, and shall give written notice to the Indemnified Party of the commencement of such defense with reasonable promptness after the giving of the written notice of the claim by the

Indemnified Party. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense with the Indemnifying Party in such defense (subject to the right of the Indemnifying Party to control such defense), but shall not be entitled in any way to release, waive, settle, modify or pay such claim, action or proceeding without the written consent of the Indemnifying Party, if the Indemnifying Party has assumed such defense. The Indemnified Party shall, in any case, fully cooperate with and assist the Indemnifying Party to the extent reasonably possible. If the Indemnifying Party fails to timely defend, contest or otherwise protect against such Proceeding, the Indemnified Party shall have the full right to defend against such claim, action or proceeding in such manner as it may deem appropriate, including, without limitation, the right to make any compromise or settlement thereof (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld), and the Indemnified Party shall be entitled to recover the entire cost thereof from the Indemnifying Party, including, without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such Proceeding, and the Indemnifying Party shall be bound by any determination made in such Proceeding or (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld) any compromise or settlement effected by the Indemnified Party. In the event the Indemnifying Party shall assume the defense, no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party's consent (which consent shall not be unreasonably withheld, provided, however that the Indemnified Party may withhold such consent at its discretion if, in its judgment, such compromise or settlement would have an adverse impact on the future operations of the Indemnified Party).

        Section 5.5 Arbitration

        (a) Company and Parent agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for money damages arising out of the provisions of this Agreement (the "Disputes"). Nothing in this Section 5.5 shall prohibit either Company or Parent from instituting litigation to enforce any Final Determination (as defined below). The parties hereby agree and acknowledge that, except as otherwise provided in this Section 5.5 or in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to applicable Delaware law.

        (b) In the event that either Company or Parent asserts that there exists a Dispute, such party shall deliver a written notice to each other party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten Business Days after such delivery of such notice, the party delivering such notice of Dispute (the "Disputing Person") may, within 45 Business Days after delivery of such notice, commence arbitration hereunder by delivering to each other party involved therein a notice of arbitration (a "Notice of Arbitration"). Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the

Commercial Arbitration Rules of the American Arbitration Association in effect from time to time to be included therein, if any.

        (c) Company and Parent each shall select one arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as the "Company's Arbitrator" and the "Parent's Arbitrator," respectively). In the event that either party fails to select an arbitrator as set forth herein within 20 calendar days from the delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other party. The Parent's Arbitrator and Company's Arbitrator shall select a third independent, neutral arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this Section 5.5. If the Parent's Arbitrator and Company's Arbitrator are unable to agree on a third arbitrator within 20 calendar days after their selection, the Parent's Arbitrator and Company's Arbitrator shall each prepare a list of three independent arbitrators. The Parent's Arbitrator and Company's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within seven calendar days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by the Parent's Arbitrator and Company's Arbitrator.

        (d) The arbitrator(s) selected pursuant to Section 5.5(c) above will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if Company submits a claim for $1,000 and if Parent contests only $500 of the amount claimed by Company, and if the arbitrator(s) ultimately resolves the dispute by awarding Company $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (that is, 300 divided by 500) to Parent and 40% (that is, 200 divided by 500) to Company.

        (e) The arbitration shall be conducted in the State of Delaware under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the agreement of all of the parties to this Agreement. The arbitrator(s) shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the "Final Determination") is made or rendered as soon as practicable, but in no event later than 90 Business Days after the delivery of the Notice of Arbitration nor later than 10 calendar days following completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be). The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors.

        (f) Company and Parent may enforce any Final Determination in any state or federal court located in the State of Delaware. For the purpose of any action or proceeding instituted with respect to any Final Determination, each party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient forum.

        (g) Any party required to make a payment pursuant to this Section 55 shall pay the party entitled to receive such payment within ten calendar days of the delivery of the Final Determination to such responsible party. If any party shall fail to pay the amount of any damages, if any, assessed against it within such ten calendar day period, the unpaid amount shall bear interest from the date of such delivery at the lesser of (i) the prime rate of interest published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate, in effect from time to time (which rate shall be adjusted on the effective date of each change in such prime rate) plus 2.00% and (ii) the maximum rate permitted by applicable usury laws. Interest on any such unpaid amount shall be compounded semi-annually, computed on the basis of a 360-day year consisting of twelve 30-day months and shall be payable on demand. In addition, such party shall promptly reimburse the other party for any and all costs and expenses of any nature or kind whatsoever (including but not limited to all attorney's fees) incurred in seeking to collect such damages or to enforce any Final Determination.

        Section 5.6 No Consequential Damages; Exclusive Remedy

        No party hereto shall have any liability for loss of profit or consequential damages with respect to this Agreement or the transactions contemplated hereby. Absent fraud, the indemnification provided by this Article V shall be the sole and exclusive remedy available to the parties hereto with respect to any claim or cause of action based upon, relating to or arising out of this Agreement or otherwise in respect of the transactions contemplated hereby, whether such claim or cause of action arises out of any contract, tort or otherwise.

        Section 5.7 Tax Benefit

        Notwithstanding the above, if losses, damages, claims, costs or expenses are incurred by any party which are indemnifiable under this Article V, and if indemnification of any losses, damages, claims, costs or expenses would result in a deduction, credit or other tax benefit to the Indemnified Party under federal or state laws, the amount indemnifiable under this Article V shall be reduced to reflect such tax benefit.

        Section 5.8 Mitigation

        Each Indemnified Party shall use reasonable efforts to mitigate any liabilities and damages for which it may claim indemnification under this
Article V. To the extent that the operations of Company at any time that Company is not under the control of Parent contribute to or aggravate any liabilities or damages as to which indemnification is available under Section 5.2, Parent's indemnification obligation will be reduced by such contribution or aggravation.

                                   ARTICLE VI

                               GENERAL PROVISIONS

        Section 6.1 Expenses

        Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

        Section 6.2 Notices

        All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.2):

        (a)    if to Parent:

        QuadraMed Corporation
        22 Pelican Way
        San Rafael, CA 94901
        Attention:  James Durham
        Telecopier: 415-455-1468
        Telephone: 415-482-2224

        with a copy to:

        Pillsbury Madison & Sutro LLP
        50 Fremont Street
        San Francisco, California 94105
        Attention: D. Stanley Rowland, Esq.
        Telecopier: (415) 983-1200
        Telephone: (415) 983-1000

        (b)    if to Company:

        ChartOne, Inc.
        226 Airport Parkway
        Suite 200
        San Jose, CA 95110
        Attention:  Ivar Chhina, President
        Telecopier: 408-451-9649

        Telephone: 408-453-1600

        with a copy to:

        Pillsbury Madison & Sutro LLP
        50 Fremont Street
        San Francisco, California 94105
        Attention: D. Stanley Rowland, Esq.
        Telecopier: (415) 983-1200
        Telephone: (415) 983-1000

        Section 6.3 Public Announcements

        Parent shall use reasonable efforts to consult with Company before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby, unless otherwise required by applicable law or by obligation pursuant to any listing agreement with or rules of any securities exchange. Except as otherwise provided in this
Section 6.3 or required by Law, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby, or use the name of any other party hereto in any public announcement, without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

        Section 6.4 Headings

        The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 6.5 Severability

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

        Section 6.6 Entire Agreement

        This Agreement (including the Schedules and Exhibits) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral between Company and Parent with respect to the subject matter hereof and except as otherwise expressly provided herein.

        Section 6.7 Assignment

        Neither this Agreement nor any of the rights and obligations of the parties hereunder may be assigned by any of the parties hereto without the prior consent of each other parties hereto. Notwithstanding the foregoing, any party assigning its rights or obligations hereunder shall remain liable for all of its respective obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and no other Person shall have any right, obligation or benefit hereunder.

        Section 6.8 No Third-Party Beneficiaries

        This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        Section 6.9 Waivers and Amendments

        This Agreement may be amended or modified, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any other right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

        Section 6.10 Specific Performance

        The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement required to be performed prior to the Closing was not performed in accordance with the terms hereof and that, prior to the Closing, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

        Section 6.11 Governing Law

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

        Section 6.12 Counterparts

        This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Asset Contribution Agreement to be executed as of the date first written above by their respective officers.


                                            QUADRAMED CORPORATION


                                            By: /s/ James D. Durham
                                               ---------------------------------
                                               Name: James D. Durham
                                               Title: CEO



                                            QUADRAMED OPERATING CORPORATION


                                            By: /s/ John V. Cracchiolo
                                               ---------------------------------
                                               Name: John V. Cracchiolo
                                               Title: Treasurer



                                            CHARTONE, INC.


                                            By: /s/ Ivar S. Chhina
                                               ---------------------------------
                                               Name:
                                               Title: